QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

WILMER CUTLER PICKERING
    HALE AND DORR LLP

                                      60 State Street
                                      Boston, MA 02109
                                      +1 617 526 6000
                                      +1 617 526 5000 fax
                                      wilmerhale.com

February 8, 2005

Bookham, Inc.
2584 Junction Avenue
San Jose, CA 95134

Registration Statement on Form S-3

Ladies and Gentlemen:

        This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 7,797,526 shares of Common Stock, $.01 par value per share (the "Shares"), of Bookham, Inc., a Delaware corporation (the "Company"), issuable (i) upon conversion of the Company's 7.0% senior unsecured convertible debentures issued on December 20, 2004 (the "Debentures"), (ii) upon exercise of warrants to purchase Common Stock issued by the Company on December 20, 2004 (the "Warrants") and (iii) in payment of interest on the Debentures. All of the Shares are being registered on behalf of certain stockholders of the Company (the "Selling Stockholders").

        We are acting as counsel for the Company in connection with the registration for resale of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

        We assume that the appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

        We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

BALTIMORE    BEIJING    BERLIN    BOSTON    BRUSSELS    LONDON

MUNICH    NEW YORK    NORTHERN VIRGINIA    OXFORD    WALTHAM    WASHINGTON

January 28, 2005

        Based upon and subject to the foregoing, we are of the opinion that:

  1.
  The Shares issuable upon conversion of the Debentures have been duly authorized and, when issued upon conversion of the Debentures in accordance with the terms and conditions of the Debentures, will be validly issued, fully paid and nonassessable;

  2.
  The Shares issuable upon exercise of the Warrants have been duly authorized and, when issued upon exercise of the Warrants in accordance with the terms and conditions of the Warrants, will be validly issued, fully paid and nonassessable; and

  3.
  The Shares issuable in payment of interest on the Debentures have been duly authorized and, when issued in payment of interest on the Debentures in accordance with the terms and conditions of the Debentures, will be validly issued, fully paid and nonassessable.

        It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

        Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Regards,
WILMER CUTLER PICKERING HALE AND DORR LLP
By:	/s/ THOMAS S. WARD Thomas S. Ward, a Partner

QuickLinks

  Exhibit 5.1